Exhibit 99

INCENTIVE SHARE OPTION PLAN

QUEENSTAKE RESOURCES LTD.

MARCH, 1995

as amended

May 14, 1997

as amended

June 24, 1999

as amended

May 30, 2002

as amended

June 5, 2003

and as amended

May 12, 2004

INCENTIVE SHARE OPTION PLAN

Section 1. General Provisions

1.1

Interpretation

For the purposes of this Plan, the following terms shall have the following meanings:

(a)

“Associate” has the meaning ascribed to that term under Section 1 of the Securities                    Act (Ontario);

(b)

“associated companies”, “affiliated companies”,  “controlled companies” and “subsidiary companies” have the meanings ascribed to those terms under Section 1 of the Securities Act (Ontario);

(c)

“Board” means the Board of Directors of the Company;

(d)

“Common Shares” means the Common Shares without par value of the company as currently constituted;

(e)

“Company” means Queenstake Resources Ltd.;

(f)

“Consultant” means an individual (including an individual whose services are contracted through a personal holding corporation) with whom the Company or a subsidiary has a contact for substantial services;

(g)

“Eligible Person”  means, subject to all applicable laws, any director, officer, employee or Consultant of the Company or any of its associated, affiliated, controlled and subsidiary companies;

(h)

“Fair Market Value” means, with respect to a Common Share subject to Option, the closing price of the Common Shares on The Toronto Stock Exchange on the trading day immediately preceding the date of grant or, if the Common Shares are not listed on such exchange, on such other exchange or exchanges on which the Common Shares are listed.  If no Common Shares have been traded on such day, the Fair Market Value shall be established on the same basis on the last previous day for which a trade was reported by such exchange.   If the Common Shares are not listed and posted for trading on such exchange, on such day, the Fair Market Value shall be such price per Common Share as the Board, acting in good faith, may determine;

(i)

“Insider” means:

(i)

an insider as defined under Section 1(1) of the Securities Act (Ontario), other than a person who falls within that definition solely by virtue of being a director or senior officer of a subsidiary of the Company, and

(ii)

an associate as defined under Section 1(1) of the Securities Act (Ontario) of any person who is an insider by virtue of (i) above;

(j)

“Option” means an option to purchase Common Shares granted to an Eligible Person pursuant to the terms of the Plan;

(k)

“Outstanding Issue” is determined on the basis of the number of Common Shares that are outstanding immediately prior to the share issuance or grant of Option in question, excluding Common Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period;

(l)

“Participant” means Eligible Persons to whom Options have been granted;

(m)

“Plan” means this Incentive Share Option Plan of the Company;

(n)

“Share Compensation Arrangement” means any stock option , stock option plan, plan or any other compensation or incentive mechanism involving the issuance or potential issuance of Common Shares, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guarantee or otherwise; and

(o)

“Termination Date” means the date on which a Participant ceases to be an Eligible Person.

Words importing the singular number only shall include the plural and vice versa and words importing the masculine shall include the feminine.

This Plan and all matters to which reference is made herein shall be governed by and interpreted in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.

1.2

Purpose

The purpose of the Plan is to advance the interests of the Company by (i) providing Eligible Persons with additional incentive to develop and promote the growth and success of the Company, (ii) encouraging stock ownership by such Eligible Persons, (iii) increasing the proprietary interest of Eligible Persons in the success of the Company, (iv) encouraging the Eligible Person to remain with the Company or its associated companies, and (v) attracting and retaining persons of outstanding competence whose efforts will dictate, to a large extent, the future growth and success of the Company.

1.3

Administration

(a)

This Plan shall be administered by the Board or a committee of the Board duly appointed for this purpose by the Board and consisting of not less than three directors.  If a committee is appointed for this purpose, all references to the Board will be deemed to be references to the Committee.

(b)

Subject to the limitations of the Plan, the Board shall have the authority:

(i)

to grant Options to purchase Common Shares to Eligible Persons,

(ii)

to determine the terms, limitations, restrictions and conditions respecting such grants, including the number of Common Shares for which any Option may be granted to an Eligible Person and the exercise price at which Common Shares may be purchased under any Option to be granted to an Eligible Person,

(iii)

to interpret the Plan and to adopt, amend and rescind such administrative guidelines and other rules and regulations relating to the Plan as it shall from time to time deem advisable, and

(iv)

to make all other determinations and to take all other actions in connection with the implementation and administration of the Plan including, without limitation, for the purpose of ensuring compliance with Section 1.7 hereof, as it may deem necessary or advisable.  The Board’s guidelines, rules, regulations, interpretations and determinations shall be conclusive and binding upon the Company and all other persons.

1.4

Shares Reserved

(a)

The maximum number of Common Shares which may be reserved for issuance for all purposes under the Plan shall not exceed 30,000,000 (May 12, 2004) Common Shares, or such greater number as may be approved from time to time by the shareholders of the Company.  The maximum number of Common Shares which may be reserved for issuance under Options to any one person at any time under the Plan shall be 5% of the Common Shares outstanding at the time of the grant (on a non-diluted basis) less the aggregate number of Common Shares reserved for issuance to such person under any other option to purchase Common Shares from treasury granted as a compensation or incentive mechanism.

Any Common Shares subject to an Option which for any reason is cancelled or terminated without having been exercised, shall again be available for grant under the Plan.  No fractional shares shall be issued.  Please refer to Section 1.9(d) for the manner in which a fractional share value shall be treated.

(b)

If there is a change in the outstanding common Shares by reason of any stock dividend or any recapitalization, amalgamation, subdivision, consolidation, combination or exchange of shares, or other corporate change, the Board shall make, subject to the prior approval of the relevant stock exchanges, appropriate substitution or adjustment in

(i)

the number or kind of shares or others securities reserved for issuance pursuant to the Plan, and

(ii)

the number and kind of shares subject to unexercised Options theretofore granted and in the option price of such shares;

provided however, that no substitution or adjustment shall obligate the Company to issue or sell fractional shares.  If the Company is reorganized, amalgamated with another corporation or consolidated, the Board shall make such provisions for the protection of the rights of Participants as the Board in its discretion deems appropriate.

1.5

Limits with respect to Insiders

Except with the further approval of the shareholders of the Company given by the affirmativevote of a majority of the votes cast at a meeting of the shareholders of the Company, excluding the votes of Insiders (such approval not being sought at the time of adoption of this Plan), the Company may not cause:

(i)

the number of Common Shares reserved for issuance pursuant to Options granted to Insiders to exceed 10% of the Outstanding Issue;

(ii)

the issuance to Insiders, within a one-year period, of Common Shares under Share Compensation Arrangements to exceed 10% of the Outstanding Issue; and

(iii)

subject always to section 1.4(a) hereof, the issuance to any one Insider and such Insider’s Associates, within a one-year period, of Common Shares under Share Compensation Arrangements to exceed 5% of the Outstanding Issue.

Any entitlement granted prior to a Participant becoming an Insider of the Company shall be excluded in determining the number of Common Shares issuable to Insiders.

1.6

Amendment and Termination

(a)

The Board may amend, suspend or terminate the Plan or any portion thereof at any time in accordance with applicable legislation, and subject to any required regulatory or shareholder approval.  No such amendment, suspension or termination shall alter or impair any Options or any rights pursuant thereto granted previously to any Participant without the consent of such Participant.  If the Plan is terminated, the provisions of the Plan and any administrative guidelines, and other rules and regulations adopted by the Board and in force at the time of the Plan shall continue in effect during such time as an Option or any rights pursuant thereto remain outstanding.

(b)

With the consent of the affected Participants, the Board may amend or modify any outstanding Option in any manner to the extent that the Board would have had the authority to initially grant  such award as so modified or amended, including without limitation, to change the date or dates as of which an Option becomes exerciseable, subject to the prior approval of the relevant stock exchanges.

1.7

Compliance with Legislation

The Plan, the grant and  exercise of Options hereunder and the Company’s obligation to sell and deliver Common Shares upon exercise of Options shall be subject to all applicable federal, provincial and foreign laws, rules and regulations, the rules and regulations of any stock exchange on which the Common Shares are listed for trading and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel to the Company, be required.  The Company shall not be obliged by any provision of the Plan or the grant of any Option hereunder to issue or sell Common Shares in violation of such laws, rules and regulations or any condition of such approvals.  No Option shall be granted and no Common Shares issued or sold hereunder where such grant, issue or sale would require registration of the Plan or of Common Shares under the securities laws of any foreign jurisdiction and any purported grant of any Option or issue or sale of Common Shares hereunder in violation of this provision shall be void.  In addition, the Company shall have no obligation to issue any Common Shares pursuant to the Plan unless such Common Shares shall have been duly listed, upon official notice of issuance with all stock exchanges on which the Common Shares are listed for trading.  Common Shares issued and sold to Participants pursuant to the exercise of Options may be subject to limitations on sale or resale under applicable securities laws.  In particular, if Options are granted to any resident or citizen of the United States, the Board and the Company will use their best efforts to ensure that all matters pertaining to such Options shall be made in compliance with applicable United States securities laws.

1.8

Effective Date

The Plan shall be effective upon the approval of the Plan by:

(a)

the Board;

(b)

The Toronto Stock Exchange and any other exchange upon which the Common Shares of the Company may be posted and listed for trading; and

(c)

the shareholders of the Company, given by the affirmative vote of a majority of the votes attached to the Common Shares of the Company entitled to vote and represented and voted at an annual or special meeting of the holders of such Common Shares.

1.9

Miscellaneous

(a)

Nothing contained herein shall prevent the Board from adopting other or additional compensation arrangements, subject to any required regulatory and shareholder approval.

(b)

Nothing contained in the Plan nor in any Option granted thereunder shall be deemed to give any Participant any interest or title in or to any Common Shares of the Company or any rights as a shareholder of the Company or any other legal or equitable right against the Company whatsoever other than as set forth in the Plan and pursuant to the exercise of any Option.

(c)

The Plan does not give any Participant or any employee of the Company or any of its associated, affiliated, subsidiary or controlled companies the right or obligation to or to continue to serve as a director, officer or employee, as the case may be, of the Company or any of its associated, affiliated, subsidiary or controlled companies.  The awarding of Options to any Eligible Person is a matter to be determined solely in the discretion of the Board.  The Plan shall not in any way fetter, limit, obligate, restrict or constrain the Board with regard to the allotment or issue of any Common Shares or any other securities in the capital of the Company or any of its subsidiaries other than as specifically provided for in the Plan.

(d)

No fractional Common Shares shall be issued upon the exercise of options granted under the Plan and, accordingly, if a Participant would become entitled to a fractional Common Share upon the exercise of an Option, such Participant shall only have the right to purchase the next lowest whole number of Common Shares and no payment or other adjustment will be made with respect to the fractional interest so disregarded.

Section 2.  Options

2.1

Grants

Subject to the provisions of the Plan, the Board shall have the authority to determine the limitations, restrictions and conditions, if any, in addition to those set forth in the Section 2.3 hereof, applicable to the exercise of an Option, including, without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of Common Shares acquired upon exercise of the Option, and the nature of the events, if any, and the duration of the period in which any Participant’s rights in respect of Common Shares acquired upon exercise of an Option may be forfeited.  An Eligible Person may receive Options on more than one occasion under the Plan and may receive separate Options on any one occasion.

2.2

Option Price

The Board shall establish the option price at the time each Option is granted, which shall in all cases be not less than the Fair Market Value.  The option price shall be subject to adjustment in accordance with the provisions of Section 1.4(b) hereof.

2.3

Exercise of Options

(a)

Options granted must be exercised no later than 5 years after the date of grant.

(b)

Options will become exercisable as follows:

(i)

   50% immediately on the granting of the Option; and

(ii)

50% on the first anniversary date from the date the Options were granted.

(c)

Options shall not be transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by the Participant and after death only by the Participant’s legal representative;

(d)

Subject to Section 2.3(a) and except as otherwise determined by the Board:

(i)

if a Participant ceases to be an Eligible Person for any reason whatsoever other than death, each Option held by the Participant will cease to be exercisable 30 days after the Termination Date.  If any portion of an Option is not vested by the Termination Date, that portion of the Option may not under any circumstances be exercised by the Participant.  Without limitation and for greater certainty only, this provision will apply regardless of whether the Participant was dismissed with or without cause and regardless of whether the Participant received compensation in respect of dismissal or is entitled to a period of notice of termination which would otherwise have permitted a greater portion of the Option to vest with the Participant;

(ii)

if a Participant dies, the legal representative of the Participant may exercise the Participant’s Options within one year after the date of the Participant’s death, but only to the extent the Options were by their terms exercisable on the date of death;

(iii)

the retirement of any Participant who is a director of the Company or any Associated Companies at any annual general meeting of the Company or such Associated Company as required by the constating documents of the Company or Associated Company, as the case may be, shall not result in the termination of the Option granted to such Participant provided that such Participant is re-elected at such annual general meeting as a director of the Company or such Associated Company, as the case may be;

(iv)

the change in the duties or position of a Participant or the transfer of such Participant from a position with the Company to a position with an Associated Company, or vice-versa, shall not trigger the termination of such Participant’s Option provided such Participant remains a director, officer, employee or Consultant of the Company or one of its associated, affiliated, controlled or subsidiary companies.

(e)

Each Option shall be confirmed by an option agreement executed on behalf of the Company by any two directors of the Board or officers of the Company and by the Participant and each option agreement shall incorporate such terms and conditions as the Board in its discretion deems consistent with the terms of the Plan.

(f)

The exercise price of each Common Share purchased under an Option shall be paid in full in cash or by bank draft or certified cheque at the time of such exercise, in lawful money of Canada, and upon receipt of payment in full, but subject to the terms of the Plan, the number of Common Shares in respect of which the Option is exercised shall be duly issued as fully paid and non-assessable.

(g)

Subject to the terms and conditions of this Plan, an Option may be exercised by written notice signed by the Participant and dated the date of exercise, and not post-dated, stating that the Participant elects to exercise his rights to purchase Common Shares under such Option and the number of Common Shares in respect of which such Option is being exercised, accompanied by full payment for the Common Shares being purchased under such Option delivered to the Company at its principal office at 999 Eighteenth Street, Suite 2940, Denver, CO  80202 (or such other address of the principal office of the Company at the time of exercise) addressed to the attention of the Chief Financial Officer or the President of the Company.  Delivery of any notice of exercise accompanied by the payment may be made by personal delivery, by courier service or by agent.

(h)

Upon exercise of an Option, a certificate or certificates evidencing the Common Shares in respect of which the Option is exercised shall forthwith be delivered to the Participant.

(i)

Notwithstanding the time or times specifically provided herein or in an option agreement for the exercise of an Option, the Participant may elect to purchase all or any of the Common Shares remaining subject to such Option at any time if a “take-over bid” or an “issuer bid” (within the meaning of any securities laws or other Federal, Provincial or State laws or regulations) is made for the Common Shares of the Company.

2.4

Representation by Participants

Each option agreement shall provide that upon each exercise of an Option, the Participant (including for the purposes of this section 2.4 each other person who, pursuant to subsection 2.3(d) hereof, may purchase Common Shares under an Option granted to an Eligible Person) shall, if so requested by the Company, represent and agree in writing that:

(a)

the person is, or the Participant was, a director, officer, employee or Consultant of the

Company or a director, officer, employee or Consultant of an associated, affiliated, controlled or subsidiary company and has not been induced to purchase the Common Shares by expectation of employment or continued employment;

(b)

the person is purchasing the Common Shares pursuant to the exercise of such Option as principal for the Participant’s own account (or if such Participant is deceased, for the account of the estate of such deceased Participant);

(c)

the person will, prior to and upon any sale or disposition of any of the Common Shares purchased pursuant to the exercise of such Option, comply with all applicable securities laws and any other federal, provincial or state laws or regulations to the extent that such laws or regulations are applicable to such sale or disposition; and

(d)

such Participant (or such other person) will not offer, sell or deliver any of the Common Shares purchased pursuant to the exercise of such Option, directly or indirectly, in the United States or to any citizen or resident of, or any corporation, partnership or other entity created or organized in or under the laws of, the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source, except in compliance with United States federal and state securities laws.  The Participant acknowledges that the Company has the right to place any restriction or legend on any securities issued pursuant to this agreement or its Plan including, but in no way limited to placing a legend to the effect that the securities have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States unless registration or an exemption from registration is available.

The Company may employ other procedures and require further documentation from a Participant to ensure compliance with all applicable laws.

The issue and sale of Common Shares pursuant to any Option granted under the Plan is specially conditioned on such issue and sale being made in compliance with applicable securities laws, and the Company shall have no obligation to issue or sell any Common Shares pursuant to the exercise of any Option unless the Board determines in its sole discretion that such issue and sale will be made in compliance with applicable securities laws.

2.5

Notice to Commissions and Exchanges

The Company will give notice to all applicable securities commissions and other regulatory bodies in Canada and the United States and all applicable stock exchanges and other trading facilities upon which the Common Shares are listed or traded, as may be required, of its adoption of this Plan and of its entering into option agreements with Eligible Persons and the terms and conditions for the  purchase of Common Shares under such option agreements, and will use all reasonable efforts to obtain any requisite approvals as may be required from such bodies, exchanges and trading facilities.

Vancouver, British Columbia

Approved by the Directors, April 3, 1995

Approved by the Shareholders, May 17, 1995

Amended by the Shareholders, May 14, 1997

Amended by the Shareholders, June 24, 1999

Amended by the Shareholders, May 30, 2002

Amended by the Shareholders, June 5, 2003

Amended by the Shareholders, May 12, 2004